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                                                                   EXHIBIT 10(p)

                             PHANTOM STOCK AGREEMENT

      This PHANTOM STOCK Agreement ("Agreement") is made and entered into effective as of January 15, 2000 by and between CORE MATERIALS CORPORATION, a Delaware corporation (the "Company"), and James L. Simonton, an individual (the "Executive"). The purpose of this Agreement is to provide to the Executive, who is the President and Chief Executive Officer of the Company and is important to the success and growth of the business of the Company, with certain benefits and to help retain the services of the Executive. This Agreement will provide a means whereby the Executive will be given an opportunity to share in the appreciation of the Common Stock of the Company.

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01 As used in this Agreement, the following terms shall have the meanings ascribed to them below:

      "Act" means the Securities Act of 1933, as amended.

      "Agreement" shall have the meaning set forth in the preamble hereof.

      "Base Value" means $2.75 per share of Common Stock.

      "Board" means the Board of Directors of the Company.

      "Committee" means the Compensation Committee of the Board.

      "Common Stock" means shares of the Company's Common Stock, $0.01 par value.

      "Company" shall have the meaning set forth in the preamble hereof.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Executive" shall have the meaning set forth in the preamble hereof.

      "Fair Market Value" means (i) if the Common Stock is then listed on a national securities exchange, the closing sales price of the Common Stock on the day such value is determined on the principal securities exchange on which such stock is then listed, or if there is no reported sale on that day, the average bid and asked quotations on such exchange on that day, or (ii) if the Common Stock is then publicly traded in the National Market System of the NASDAQ Stock Market, the closing sales price of the Common Stock as reported in the National Market System of the NASDAQ Stock Market on the day such value is determined, or if there is no reported sale on that day, the average of the bid and asked quotations on that day, or (iii) if the Common Stock is then publicly traded in the over-the-counter market on the day such value is determined, the average of the bid and asked quotations on that day, or if no shares were traded that day, on the next preceding day on which there was such a trade, or (iv) if the Common Stock is not then separately quoted or publicly traded, the fair market value on the date such value is to be determined, as determined in good faith by the Committee.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

      "Subsidiary Corporation" shall have the definition of a subsidiary corporation contained in section 424 of the Internal Revenue Code.

      "Successor" means the legal representative of the estate of the Executive or the person or persons who shall acquire the right to receive payment for a Unit by bequest or inheritance or by reason of the death of the Executive.

      "Term" means the period during which a particularly Unit may be exercised.

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      "Unit" means the right to receive, on the terms set forth in this
Agreement and during the Term, an amount equal to the excess of the Fair Market Value of a share of the Common Stock on the date upon which the Executive exercises his right to receive such payment over the Base Value.

                                   ARTICLE II

                         ADMINISTRATION OF THE AGREEMENT

      Section 2.01 This Agreement shall be administered on behalf of the Company by the Committee; provided, however, that the Board, in lieu of the Committee, shall have the right to take any action permitted or required hereunder to be taken by the Committee.

      Section 2.02 The Committee shall adopt such rules of procedure as it may deem proper; provided, however, that it may only take action upon the agreement of a majority of the whole Committee. Any action which the Committee shall take through a written instrument signed by all of its members shall be as effective as though taken at a meeting duly called and held.

      Section 2.03 The powers of the Committee shall include plenary authority to interpret this Agreement.

                                   ARTICLE III

                                 GRANT OF UNITS

      Section 3.01 The Company hereby grants to the Executive 150,000 Units (subject to adjustment as provided in Article X hereof) effective as of the date hereof.

                                   ARTICLE IV

                                VESTING OF UNITS

      Section 4.01 All Units granted hereunder shall vest on December 31, 2004. No Units granted hereunder shall vest prior to such date.

      Section 4.02 Subsequent to the grant of any Unit, the Committee may accelerate, at any time before such Unit becomes fully vested, the time or times at which such Unit may be exercised.

      Section 4.03 Unless the Committee, in its sole discretion, permits otherwise, Units granted under this Agreement shall be nontransferable other than by will or by the laws of descent and distribution and a Unit may be exercised during the lifetime of the Executive only by the Executive.

                                    ARTICLE V

                              TERMINATION OF A UNIT

      Section 5.01 Any Unit granted under this Agreement that has not been exercised shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

              (a)    December 31, 2005;

              (b) The expiration of thirty (30) days from the date of termination (other than a termination described in Section 5.01(c) or on account of death or disability, as defined in Section 8.01, of the Executive while employed by the Company) of the Executive's employment with the Company or its Subsidiary Corporations or if the Executive shall die during such thirty-day period, the expiration of one (1) year following the date of the Executive's death; provided that no additional Units shall vest or become exercisable during the thirty (30) day or one
      (1) year period, as the case may be; and

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            (c)   The date of termination of the Executive's employment with the
      Company or its Subsidiary Corporations, if such termination constitutes or is attributable to a breach by the Executive of an employment agreement with the Company or its Subsidiary Corporations or if the Executive is discharged for cause (it being agreed that the Committee shall have the right to determine whether or not the Executive has been discharged for cause and the date of such discharge, such determinations of the Committee to be final and conclusive).

                                   ARTICLE VI

               RIGHT TO TERMINATE EMPLOYMENT OR OTHER RELATIONSHIP

      Section 6.01 Nothing contained in this Agreement shall obligate the Company or its Subsidiary Corporations to continue to employ or engage the Executive as the President and Chief Executive Officer of the Company or in any other capacity with the Company or its Subsidiary Corporations, nor confer upon the Executive any right to continue in the employ of or in any other capacity with the Company or its Subsidiary Corporations, nor limit in any way the right of the Company or its Subsidiary Corporations to amend, modify or terminate the Executive's compensation or employment agreement, if any, at any time.

                                   ARTICLE VII

                                EXERCISE OF UNITS

      Section 7.01 The Executive shall have the right and option to elect to be paid for any then vested Units, at any time or from time to time prior to the termination thereof, by the Executive timely delivering a written notice signed by the Executive to the Chief Financial Officer of the Company at its principal executive office stating therein that he has elected to exercise such right and option and the number of vested Units for which the Executive is electing to be paid. The date of exercise shall be the date the written notice is received by the Company. The Company shall thereafter pay the Executive in complete satisfaction of each Unit with respect to which such right and option has been exercised in an amount equal to: (a) the Fair Market Value of a share of Common Stock on the date of exercise of such right and option minus (b) the Base Value. Such payment shall be made to the Executive within thirty (30) days after the exercise of such right and option.

                                  ARTICLE VIII

                            TERMINATION OF EMPLOYMENT
                           DUE TO DEATH OR DISABILITY

      Section 8.01 Upon the termination of the employment of the Executive due to the death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code) of the Executive while employed by the Company, (a) the Company shall pay the Executive or his Successor, as the case may be, in complete satisfaction of all fully vested and unexercised Units held by the Executive on the date of termination of his employment, an amount determined in the manner set forth in Article VII hereof as if the Executive had exercised the right and option to be paid for all then fully vested and unexercised Units held by the Executive on the date of such termination of the employment of the Executive, and (b) all other Units held by the Executive on the date of such termination of employment of the Executive shall terminate and shall become null and void. Such payment shall be made by the Company to the Executive or his Successor, as the case may be, within thirty (30) days after the date of such termination of employment. The Committee shall have the right to determine whether the Executive's termination is attributable to a disability of the Executive within the meaning of Section 22(e)(3) of the Internal Revenue Code, such determination of the Committee to be final and conclusive.

                                   ARTICLE IX

                              STOCKHOLDERS' RIGHTS

      Section 9.01 The Executive shall not have any rights of a stockholder by virtue of the grant, vesting or exercise of a Unit.

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                                    ARTICLE X

                                   ADJUSTMENTS

      Section 10.01 In the event that the shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of such shares of stock shall be increased solely through the payment of a stock dividend, then there shall be made an appropriate adjustment in the number of Units then held by the Executive under this Agreement, in the Base Value (for purposes of Articles VII and VIII of all then outstanding Units) and to the other terms under this Agreement as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Company, then if the Committee, in its sole discretion, determines that such change equitably requires an adjustment in any Unit theretofore granted under this Agreement, such adjustments shall be made in accordance with such determination. The foregoing adjustments shall be made in a manner that will cause the relationship between the aggregate appreciation in a share of Common Stock and the increase in value of each Unit granted hereunder to remain unchanged as a result of the applicable transaction.

      The Committee shall have the power, in the event of any merger or consolidation of the Company with or into any other corporation, the merger of consolidation of any other corporation into the Company, or the sale of all or substantially all of the assets and business of the Company to another corporation, to amend all outstanding Units so as to provide that (i) all Units not then fully vested and exercisable shall become fully vested and exercisable immediately prior to the effectiveness of any such merger, consolidation or sale of assets and to terminate all Units upon the effectiveness of any such merger, consolidation or sale of assets, and (ii) upon the effectiveness of any such merger, consolidation or sale of assets, the Executive shall be paid the amount provided in Article VII for all unexercised Units then held by him in the manner provided in said Article VII as if the Executive had exercised his right and option to be paid for all of such Units on the date of such effectiveness. In such event, the Company shall give written notice of such amendment and termination to the Executive of such Units prior to the effectiveness of any such merger, consolidation or sale of assets. If the Committee shall exercise such power and such merger, consolidation or sale of assets is consummated, all Units then outstanding and subject to such requirement shall be deemed to have been amended to provide for the vesting thereof prior to the effectiveness of such merger, consolidation or sale of assets and such Units shall be deemed to be exercised in full and shall terminate as of such date.

                                   ARTICLE XI

                                   WITHHOLDING

      Section 11.01 The Company shall have the right to deduct from all amounts payable pursuant to this Agreement any taxes required by law to be withheld with respect to such payment.

                                   ARTICLE XII

                               AGREEMENT UNFUNDED

      Section 12.01 The obligations of the Company under this Agreement at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for payment of any benefits hereunder. The Executive shall not have any interest in any particular asset of the Company by reason of the right to receive a benefit under this Agreement and the Executive shall have only the rights of a general unsecured creditor of the Company with respect to his rights under this Agreement.

                                  ARTICLE XIII

                        ENTIRE AGREEMENT AND MODIFICATION

      Section 13.01 This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. Except as otherwise provided in Article X hereof, this Agreement may not be amended except by written agreement executed by the Company and the Executive.

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      Section 13.02 The Units granted to the Executive under this Agreement have not been granted to the Executive pursuant to the Company's Long-Term Equity Incentive Plan and the provisions of such plan shall have no application to or effect on this Agreement or the Units granted hereunder.

                                   ARTICLE XIV

                                  GOVERNING LAW

      Section 14.01 This Agreement shall be governed by the laws of the State of Ohio without regard to conflicts of laws principles.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

COMPANY:                                         EXECUTIVE:

CORE MATERIALS CORPORATION,
  a Delaware corporation

By: /s/ Malcolm M. Prine                         /s/ James L. Simonton
    --------------------                         ---------------------
Name: Malcolm M. Prine                           JAMES L. SIMONTON, individually
Title: Chairman of the Board

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